Exhibit 10.1

              EXCLUSIVE SOFTWARE LICENSE AND DISTRIBUTION AGREEMENT

                                     Between

                              RISK GOVERNANCE, LTD.

                                       And

                              RISK GOVERNANCE, INC.

This Exclusive Software License and Distribution Agreement (hereinafter "this Agreement") entered into as of this October 10th, 2003 ("Effective Date") by and between Risk Governance, Ltd. ("RGL"), a corporation formed under the laws of the United Kingdom, having a principal place of business at Surrey House, 34 Eden Street, Kingston upon Thames, Surrey KT1 1ER, England and Risk Governance, Inc. ("Distributor"), a Delaware corporation, having a principal place of business at 276 High Street, Winchester MA 01890 (RGL and Distributor, sometimes referred to as "Party" or "Parties").
WHEREAS, RGL owns certain rights in certain technology relating to enterprise risk management software known as "Risk Governance" Release 1.5, plus any and all future versions thereof (the "Software");

WHEREAS,   Distributor  provides  installation,   customization,   sublicensing,
consulting, support and implementation services to consumers and entities desiring to license the Software;

WHEREAS, Distributor desires RGL to appoint Distributor as RGL's exclusive sublicensor and distributor in all countries that are parties to the North American Free Trade Agreement ("Territory") with respect to the distribution and licensing of the Software.

NOW, THEREFORE, in consideration of their mutual promises set forth below and other valuable consideration, the parties agree as follows:

1. SCOPE OF AGREEMENT

         1.1 Definitions. As used in this Agreement, the following terms shall have the following meanings:

         a.       "Copyrights" shall mean RGL's copyrights in the Software.

         b. "Customers" shall mean Third Parties who license the Software, as distributed by Distributor, by agreeing to be bound by an end user license agreement.

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         c.       "Fiscal  Quarter"  or  "Quarter"  shall  refer  to the  normal quarterly accounting periods of Distributor; if Distributor does not have normal quarterly accounting periods, then "Fiscal Quarters" shall mean the calendar three months periods commencing with January of each year.

         d. The term "Modifications" shall mean any changes or alterations made to the Software by modifying, manipulating, editing or revising the Software's Source Code. RGL shall own all Modifications. The use of Modifications by Distributor and its customers shall be considered to be licensed under this Agreement and subject to the terms of this Agreement.

         e. "Software" means the enterprise risk management software known as "Risk Governance" Releases 1.5. Provided Distributor is not in default of this Agreement, Software shall also include all future versions of the Software - which shall be provided to Distributor at no additional cost.

         f. "Third Party(ies)" shall mean any party other than the Distributor or RGL.

         g. "Year" refers to contract years of the Agreement, i.e., a 12-month period starting with the date (or anniversary) of the Effective Date of this Agreement.

         1.2 Exclusivity. RGL hereby appoints Distributor as RGL's exclusive distributor and sublicensor for distribution and licensing of the Software in the Territory to Customers and grants Distributor an exclusive license to the Software for purposes of such distribution and licensing to Customers in the Territory, together with associated installation, customization, sublicensing, consulting, support and implementation services.

2. LICENSE OF SOFTWARE.

         2.1 Software License Rights. RGL hereby grants Distributor the exclusive, perpetual and irrevocable (subject to termination below) license and right during the Term of this Agreement to copy, duplicate, distribute and grant sublicenses of the Software, together with all future versions thereof and any Modifications thereto, to Customers, and to provide customization, maintenance, training, support, hosting and consulting services in connection with said license and the Software, provided (i) each Customer shall not be permitted to access or use the Software until it has executed a sublicense agreement from Distributor, and (ii) Distributor remits to RGL the Royalties as specified in
Section 4, below.

         2.2 Appointment of Subdistributors. RGL hereby grants Distributor the exclusive right during the Term of this Agreement to appoint subdistributors of the Software provided (i) Distributor obtains the prior approval of RGL, which shall not unreasonably be withheld, and (ii) any subdistributor agrees to be bound by the terms and conditions of this Agreement.

         2.3 Modifications to Software. Distributor may create Modifications as necessary to meet the requirements of Customers. Modifications shall, however, be owned by RGL and subject to the terms of this Agreement.

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         2.4  Use of  Trademarks.  Distributor  hereby  grants  Distributor  the license and right during the Term of this Agreement to use or depict RGL's name and/or trademarks, including, but not limited, to "Risk Governance" and any trademarks in the Software, in connection with the Software License granted herein. RGL shall have the right, upon written request, to review Distributor's use of RGL's trademark in marketing material or otherwise and request changes thereto.

3. UPDATES AND SUPPORT AND TRAINING.

         3.1 Release of Updates. To the extent that RGL or anyone on behalf of RGL makes any updates, enhancements, modifications, upgrades or other improvements to the Software ("Enhancements"), same shall be made available to Distributor at no cost within thirty (30) days of completion of same. Any Enhancements shall be subject to the terms of this Agreement.

         3.2 Customer Support. Distributor shall provide primary customer support to its Customers. If and when Distributor is unable to assist its Customers with the Software, Distributor may request assistance from RGL. In such a situation, RGL shall provide such guidance and assistance to Distributor as is commercially reasonable to permit Distributor to appropriately in provide support to its Customers. Notwithstanding the foregoing, Distributor shall not advise its Customers, and Customers shall not be permitted, to contact RGL directly for Software support.

         3.3 Training. RGL shall provide, at its cost, such training as is reasonably necessary in the reasonable discretion of Distributor to Distributor's employees so as to enable Distributor to fulfill its obligations under this Agreement. The training shall be schedule at times and located at venues mutually agreed to by the parties.

4. PRICES AND PAYMENT.

         4.1. License Fees. The total fees received by Distributor for the sublicense of the Software to a Customer shall be the "License Fees." Solely for purposes of calculations of Annual License Fees in connection with Royalties pursuant to Section 4.2 hereof, and for no other purpose, the minimum License Fee for each sublicense to a Customer shall be deemed $1.

         4.2 Royalties. For each license of the Software to a Customer, Distributor shall pay to RGL, as set forth below, a royalty ("Royalty"). The Royalty percentage shall be determined based upon the cumulative License Fees received by Distributor as of the end of any Fiscal Quarter ("Fee Level"). Once a Fee Level is achieved, RGL shall be entitled (as set forth below) to a Royalty payment equal to the applicable Royalty rate multiplied against each License Fee received by Distributor while the Fee Level remains in effect. (i.e. until the next higher Fee Level is achieved). The Fee Levels and applicable Royalty percentages are as follows::

                  Fee Level                           Royalty Percentage
                  0-$500,000                                  0%
                  $500,001-$1,000,000                         5%
                  $1,000,001 - $3,000,000                     7.5%
                  $3,000,001 - $5,000,000                    10%
                  Exceeds $5,000,001                         15%

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         Thus, for example,  until the Fee Level exceeds $500,000, no Royalty is due. Once the Fee Level exceeds $500,000, but does not exceed $1,000,000, RGL is entitled to a Royalty payment equal to 5% of all License Fees collected by Distributor after the $500,001 threshold was achieved, until such time as the cumulative License Fees exceed the $1,000,000 limit. Thereafter, until the cumulative License Fees collected by Distributor exceed $3,000,000, RGL is entitled to a Royalty of 7.5% of all License Fees collected by Distributor after the $1,000,001 threshold was achieved, and so forth.

         4.3 Adjustment to Royalties. In the event that Distributor, during the Initial Term or any Renewal Term, makes substantial Modifications to the Software, RGL agrees to negotiate with Distributor in good faith to reduce the Royalty for the Software for successive renewal terms. Such reduced Royalty shall be intended to reflect the proportionate value of Modifications made by Distributor in relation to the value of the Software originally licensed to Distributor in the Initial Term.

         4.4 Maintenance Fees. All revenue received by Distributor for maintenance of the Software ("Maintenance Fees") shall be remitted to RGL, in accordance with Section 4.5, without deduction or offset. Maintenance Fees shall specifically refer to all revenue received by Distributor for the provision of or obligation to provide upgrades, bug fixes, and enhancements to the Software.

         4.5 Taxes. Distributor shall be responsible for all VAT, sales, use and other similar taxes applicable to Software supplied under this Agreement, unless Distributor provides written proof of exemption.

         4.6 Payment Terms. While this Agreement remains in effect, Royalties and Maintenance Fees shall be paid by Distributor to RGL for each Fiscal Quarter within five (5) days of the end of such Fiscal Quarter, based upon the total of the License Fees and Maintenance Fees received by Distributor during such Fiscal Quarter.

         4.7 Form of Payment. All License Fees and Maintenance Fees due hereunder shall be paid in U.S. Dollars and shall be made by wire transfer to RGL's account No. 10062693, Sort 20-90-56, at Barclays, Walton-on-Thames, or by Distributor's check sent in accordance with the Section entitled "Notices."

         4.7 Default Interest. All amounts due hereunder which are not paid within ten (10) days of the date due shall bear interest until paid at 12% per annum. This provision for interest shall not be construed as a waiver of any rights RGL has as a result of Distributor's failure to make timely payment of any amounts.

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5.  REPORTS AND AUDITS

         5.1 Reporting. Distributor shall report Quarterly to RGL the number of Licenses issued under this Agreement that are subject to the License Fees specified above.

         5.2 Maintenance of Records. Distributor shall maintain accurate books and records such that the Royalties due and payable hereunder can be easily ascertained. Such books and records shall be maintained at Distributor's principal place of business and shall be available for inspection by RGL or its representatives during the normal business day upon not less than ten (10) days prior written notice, provided that RGL or its representatives agree to protect the confidentiality of the information as to the customers of Distributor.

         5.3 Audit. Distributor shall make available Distributor's books and records for audit by an accounting firm or representative of RGL's selection, and Distributor agrees to cooperate fully in any such audit, provided that the auditors agree to protect the confidentiality of the information as to the customers of Distributor. Any such audit shall not be more frequent than annually. In the event that such audit determines that the amount of License Fees paid to RGL was in error by more than five (5%) percent, Distributor shall pay the costs of the audit.

6.  PROPRIETARY NOTICES.

Distributor shall maintain on any copy of the Software that it reproduces, whether for internal use or for distribution, all such notices as are affixed thereto by RGL. Such notice may be loaded in the computer memory for use, display, or reproduction and may be embedded in program source code and object code, in the video screen display, on the physical medium embodying the Software copy, and on any documentation and sublicensee reference manuals.

7. DISCLAIMER OF WARRANTIES AND LIMITATION OF LIABILITY.

ANY SOFTWARE, MATERIALS, SERVICES, INTELLECTUAL PROPERTY OR OTHER PROPERTY OR RIGHTS, GRANTED OR PROVIDED BY RGL PURSUANT TO THIS AGREEMENT ARE ON AN "AS IS" BASIS. RGL MAKES NO WARRANTIES OF ANY KIND, EITHER EXPRESSED OR IMPLIED, AS TO ANY MATTER INCLUDING, BUT NOT LIMITED TO, WARRANTY OF FITNESS FOR PARTICULAR PURPOSE, OR MERCHANTABILITY, EXCLUSIVITY OR RESULTS OBTAINED FROM USE. NOR SHALL EITHER PARTY HERETO BE LIABLE TO THE OTHER FOR INDIRECT, SPECIAL, OR CONSEQUENTIAL DAMAGES SUCH AS LOSS OF PROFITS OR INABILITY TO USE SAID SOFTWARE OR ANY APPLICATIONS AND DERIVATIONS THEREOF. DISTTRIBUTOR AGREES THAT IT WILL NOT MAKE ANY WARRANTY ON BEHALF OF RGL, EXPRESSED OR IMPLIED, TO ANY ENTITY CONCERNING THE APPLICATION OF OR THE RESULTS TO BE OBTAINED WITH THE SOFTWARE, INFORMATION, MATERIALS, SERVICES, INTELLECTUAL PROPERTY OR OTHER PROPERTY OR RIGHTS, GRANTED OR PROVIDED BY RGL PURSUANT TO THIS AGREEMENT.

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8. INDEMNIFICATION.

RGL hereby agrees to defend, indemnify and hold harmless Distributor, its trustees, officers, employees, attorneys and agents from all claims or demands made against them (and any related losses, expenses or attorney's fees) arising out of or relating to any claims by Third Parties arising out of a: (a) breach of a representation or warranty of RGL in connection with the Software; or (b) Distributor's permitted use of any trademark, copyright, patent or other intellectual property belonging to RGL.

Distributor hereby agrees to defend, indemnify and hold harmless RGL, its trustees, officers, employees, attorneys and agents from all claims or demands made against them (and any related losses, expenses or attorney's fees) arising out of or relating to any claims by Third Parties arising out of a breach of any independent representation or warranty of Distributor in connection with the Software which was not also provided by RGL.

The indemnification obligations of this Section are contingent upon the Party seeking indemnification (a) giving the other Party prompt written notice of any such claim; and (b) providing reasonable cooperation in the defense and all related settlement negotiations.

9. PROPRIETARY INFORMATION.

         9.1 Protection of Proprietary Information. RGL and Distributor agree to keep in confidence and not disclose to others all knowledge, information and data furnished to either by the other party and claimed by the other party to be proprietary, provided such information is given in writing or, if oral, is reduced to writing within thirty (30) days and such writing is marked to indicate the claims of ownership and/or secrecy. RGL and Distributor agree that neither shall use, nor reproduce for use in any way, any proprietary information of the other except in furtherance of the relationship set forth herein. RGL and Distributor agree to protect the proprietary information of the other with the same standard of care and procedures used by each to protect its own proprietary information of similar importance but at all times using at least a reasonable degree of care.

         9.2 Limitations. Section 9.1 shall not be applicable and shall impose no obligation on a party with respect to any portion of proprietary information which:

         a. Was at the time received or which thereafter becomes, through no act or failure on the part of such party, generally known or available to the public;

         b. Is known to such party at the time of receiving such information as evidenced by documentation then rightfully in the possession of either party;

         c. Is furnished to others by the other party without restriction of disclosure;

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         d.       Is  thereafter  rightfully  furnished to such party by a third party without  restriction  by that third party on disclosure;
                  or

         e. Has been disclosed pursuant to the requirements of law or court order without restrictions or other protection against public disclosure; provided, however, that the other party shall have been given a reasonable opportunity to resist disclosure and/or to obtain a suitable protective order.

         9.3 Survival. The covenants of confidentiality set forth herein shall survive and continue and be maintained from the Effective Date hereof until three (3) years after termination of this Agreement.

10. TERM AND TERMINATION.

         10.1. Term. The initial term of this Agreement shall commence upon the Effective Date and shall continue until terminated by Distributor on ninety (90) days written notice given or by RGL in the event of a breach by Distributor as set forth below.

         10.2     Termination. This Agreement may be terminated as follows:

         a.       At any time upon mutual written agreement of the Parties;

         b. By RGL upon sixty (60) days written notice to Distributor for failure by Distributor to make a Royalty payment when due, unless such failure is cured within the sixty (60) day period; or

         c. By either Party if (i) the other Party is in material breach of its obligations hereunder and such breach continues uncured for a period of thirty (30) days after written notice to the defaulting Party, or (ii) the other Party makes a general assignment for the benefit of its creditors, appoints or has appointed a receiver, trustee in bankruptcy or similar officer to take charge of all or part of its property, files or has a petition filed against it in any bankruptcy (unless such petition is dismissed within sixty (60) days of its filing), and/or is adjudged insolvent or bankrupt.

11.      EXPORT REQUIREMENTS.

The Software and any documentation and all related technical information or materials are subject to export controls and are licensable under the U.S. Government export regulations. Distributor will comply strictly with all legal requirements established under these controls and will not export, reexport, divert, transfer or disclose, directly or indirectly, the Software, documentation and any related technical information or materials without the prior approval of the U.S. Department of Commerce.

12.      BREACH

No acquiescence in any breach of this Agreement by either Party shall operate to excuse any subsequent or prior breach.

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13.      ENTIRE AGREEMENT

Except for any confidential disclosure agreement executed by the Parties, this Agreement supersedes all previous agreements relating to the subject matter hereof, whether oral or in a writing, and constitutes the entire agreement of the Parties hereto and shall not be amended or altered in any respect except in a writing executed by the Parties.

14.      DISPUTE RESOLUTION

The Parties hereby irrevocably and unconditionally agree that this Agreement shall be governed in all respects by the laws of the United States of America and the State of Delaware, excluding the application of its conflict or choice of law rules as well as the application to this Agreement of the United Nations Convention on Contracts for the International Sale of Goods. The Parties irrevocably submit to the exclusive jurisdiction of the federal and state courts located in the State of Delaware for disputes arising under this Agreement. The Parties will not raise in connection therewith, and hereby waive, any defenses based on the venue, the inconvenience of the forum, the lack of personal jurisdiction, the sufficiency of service process, or the like in any such action brought in the State of Delaware. The Parties agree that service of a complaint may be provided to a Party in accordance with the terms of Section 15 hereof for any dispute, litigation or other action arising under this Agreement or to interpret or enforce this Agreement.

15.      NOTICES

Any notice under any of the provisions of this Agreement shall be deemed given when deposited in the mail, postage prepaid, registered or certified first class mail and addressed to the applicable party at the address stated on the signature page hereof, or such other address as such party shall specify for itself by like notice to other party. Each party shall transmit to the other a facsimile copy of each such notice promptly after such deposit in the mail.

16.      ASSIGNMENT

Neither Party shall assign or transfer this Agreement or any interest herein without the prior written consent of the other Party, which shall not be unreasonably delayed or withheld. Notwithstanding the foregoing, either Party may assign this Agreement without the consent of the other Party in the event that it sells substantially all of its assets to a third party in the business of selling software and consulting services to academic institutions and provided that such third party agree, in writing, to accept all responsibilities to the assigning Party under this Agreement (including without limitation payment, insurance and liability responsibilities) and provided further that the assigning Party provide thirty (30) days advance written notice to the other Party of such assignment.

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17.      HEADINGS

The section headings contained in this Agreement are set forth for the convenience of the parties only, do not form a part of this Agreement and are not to be considered a part hereof for the purpose of construction or interpretation hereof, or otherwise.

         IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed in duplicate counterparts, each of which shall be deemed to constitute an original, effective as of the date first above written. The undersigned verify that they have the authority to bind to this Agreement the party on behalf of which they are executing below.

RISK GOVERNANCE, LTD.

By:      /s/ John Conaghan
    ---------------------------------
Title:   Director
    ---------------------------------

Date:
     --------------------------------

Address for Notices:


Telecopier:


RISK GOVERNANCE, INC.

By:      /s/ David Sallis
    ---------------------------------
Title:   President
    ---------------------------------

Date:
     --------------------------------


Address for Notices:


Telecopier:


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